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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 18, 2007

                              --------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                  1-31447                              74-0694415
    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)

                        1111 LOUISIANA
                        HOUSTON, TEXAS                                            77002
           (Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities
          Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
          Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

     In July 2006 CenterPoint Energy, Inc. (the "Company") announced that it had reached agreement with the Appeals Division of the Internal Revenue Service ("IRS") regarding the tax treatment of the Company's two percent Zero Premium Exchangeable Subordinated Notes ("ZENS") and its former seven percent Automatic Common Exchange Securities ("ACES") and that it would reduce its accrued tax and related interest reserves by $119 million, or 38 cents per diluted share, in the second quarter of 2006. The agreement was subject to approval by the Joint Committee on Taxation of the U.S. Congress ("JCT").

      In January 2007, following JCT approval of certain revised terms of the agreement, the Company and the IRS executed a closing agreement on the tax treatment of the ZENS for the tax years 1999 through 2029. The items in dispute with respect to the ZENS and ACES have now been resolved.

      In the fourth quarter of 2006 the Company will record an after-tax charge of approximately $12 million, or 4 cents per diluted share, to reflect the January 2007 closing agreement described above.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CENTERPOINT ENERGY, INC.


Date: January 24, 2007                    By: /s/ James S. Brian
                                              --------------------------------
                                                  James S. Brian
                                                  Senior Vice President and
                                                  Chief Accounting Officer